PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATIONS PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THIS NOTE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE NOTE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

INDIGO-ENERGY, INC.

6% CONVERTIBLE PROMISSORY NOTE

US$[__________]	July 18, 2006

INDIGO-ENERGY, INC., a Nevada corporation (the “Company”), the principal office of which is located at 13350 Random Hills Road, Suite 800, Fairfax, VA 22030, for value received hereby promises to pay to the order of Jim Walter, Jr. (the “Holder”), the sum of US$400,000 or such lesser amount as shall then equal the outstanding principal amount hereof (the “Principal Amount”) and any unpaid accrued interest hereon (together with the Principal Amount, the “Outstanding Amount”) as set forth below, on January __, 2007, (the “Maturity Date”). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder.

The following is a statement of the rights of the Holder of this Note and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.  Interest; Prepayment.

a. The Company shall pay interest (computed on the basis of a 365-day year) at a rate of six percent (6%) per annum on the Principal Amount during the period beginning on the date of issuance of this Note and ending on the later of the date the Outstanding Amount is paid in full or the date of the final conversion.

b. The Company may pre-pay the Note without a penalty.

2.  Events of Default. If one or more of the following described “Events of Default” shall occur:

a.  The Company shall fail to perform or observe in any material respect any covenant, term, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder specifically describing such failure or, if such failure is by its nature curable but not curable within thirty (30) days from the date of such notice, if the Company shall have failed to commence within such thirty (30) day period in good faith to cure such failure and shall have failed to cure such failure within a reasonable time longer than thirty (30) days; or

b.  A trustee, liquidator or receiver shall be appointed by the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

c.  Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) calendar days thereafter; or

d.  Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief or debtors shall be instituted by or against the Company and, if instituted against the Company, the Company shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within sixty (60) days thereafter.

3.  Conversion.

3.1  Conversion. The Holder shall have the right to directly convert at any time, the Outstanding Amount on this Note in whole or in part into interests in Indigo-Energy Partners, LP, a Delaware limited partnership (the “Partnership”) to be controlled by the Company as its managing general partner, upon the same terms and conditions as contemplated by the Partnership and the related transactional documents, up until the Maturity Date; provided that the Partnership raises at least $1,000,000 of gross proceeds to be utilized by the Partnership as part of its contemplated drilling activities.

3.2 Delivery of Documents. As promptly as practicable after the conversion of this Note (but in no case later than ten (10) business days after receipt of the Note and the signed Notice of Conversion), the Company, at its expense, will issue and deliver by express courier service for delivery to the Holder of this Note the transactional documents representing the Partnership interests issuable upon such conversion.

3.3 Mechanics and Effect of Conversion. No fractional partnership interests shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, upon conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

3.4 The Company shall give Holder thirty (30) days written notice that it intends to pre-pay this Note at which time Holder shall have thirty days (30) days to convert all or a portion of the outstanding principal and accrued interest under this Note into Partnership interests. The Partnership interests issuable upon conversion will be subject to the terms and conditions set forth in the contemplated transactional documents.

4.  Non-Assignment. Holder agrees that this Note is personal to the Holder and non-transferable, and is conditioned upon the future performance of the Company.

5.  Waiver and Amendment. This Note constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder thereof.

6.  Restrictions on Transfer. This Note and the interests issuable upon the conversion hereof have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and have been sold pursuant to an exemption from registration under the 1933 Act.

7.  Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if made by hand delivery, by an express courier company, by registered or certified mail, or by facsimile transmission, at the respective addresses and/or facsimile number of the parties as set forth herein.

8.  Governing Law; Interpretation. This Agreement, and all exhibits attached, shall be governed by and construed under the laws of the State of Pennsylvania and the laws applicable therein without regard to its choice of law principles. All disputes should be determined and litigated in the courts of Pennsylvania.

Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state courts located in Pennsylvania, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

9.  Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

10.  Attorney’s Fees. Should any party bring an action to enforce the terms of this Note, then the prevailing party in the action shall be entitled to recovery of its attorney’s fees from the other party.

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IN WITNESS WHEREOF, the Company has caused this Note to be issued this ___ day of July, 2006.

INDIGO-ENERGY, INC.

By:

Name: David Larson
Title: President
Address: Indigo-Energy, Inc.
1335 Ransom Hills Road, Suite 800
Fairfax, Va. 22030
Tel: (703) 934-6189
Facsimile: (703) 591-3049

HOLDER:

By:

Name:
Address: